EXHIBIT 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Separation Agreement”), made as of April 24, 2008, is entered into by and among THINK PARTNERSHIP INC., a Nevada corporation (“Company”), and SCOTT P. MITCHELL, an individual residing in the State of Florida (“Mitchell”).  Company and Mitchell are hereinafter collectively referred to as “Parties”.

RECITALS

A.

Pursuant to the Employment Agreement, dated August 3, 2006, by and between Company and Mitchell (the “Employment Agreement”), Mitchell was employed by Company as the Chief Executive Officer and President of Company.

B.

Company and Mitchell mutually desire to provide for the termination of the Employment Agreement and have reached an agreement on the terms of Mitchell’s departure, as set forth herein.

C.

Simultaneous herewith, Company and Mitchell have entered into a Consulting Agreement under which Mitchell has agreed to provide certain consulting services to the Company (the “Consulting Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.

Recitals.  The Recitals are true and accurate and are hereby incorporated into this Separation Agreement.

2.

Termination of Employment and Employment Agreement.  Company and Mitchell hereby agree that the Employment Agreement is terminated effective as of the date of this Separation Agreement, and except for the continuing obligations described in Section 7 below, neither Company nor Mitchell shall have any further rights, obligations, or duties under the Employment Agreement as of the date of this Separation Agreement.  In addition, Mitchell hereby resigns, effective as of the date hereof, from all corporate offices and directorships Mitchell holds with Company and any Affiliate of Company, including without limitation Mitchell’s positions as President and Chief Executive Officer of Company and as a member of the Board of Directors of Company.

3.

Termination of Stock Options.  Company and Mitchell hereby agree that any and all stock option agreements between Mitchell and Company or warrants issued to Mitchell by the Company (other than the warrants referenced below) are terminated effective as of the date of this Separation Agreement and that the stock options or stock purchase rights granted thereunder, whether vested or unvested (the “Terminated Options”), are likewise terminated and forfeited as of the date of this Separation Agreement.  Neither Company nor Mitchell shall have any further rights, obligations, or duties under or with respect to such stock option agreements, warrants or the Terminated Options as of the date of this Separation Agreement.  Notwithstanding the foregoing, the Company acknowledges and agrees that Mitchell has the right to purchase 100,000 shares of the Company’s common stock at the price of $0.13 per share (the “Warrant Shares”) pursuant to a warrant (such warrant and right is referenced in the Company’s Amendment No. 5 of Form SB-2 filed with the Securities and Exchange Commission on July 12, 2006, the “Warrant”).  As of the date hereof, the Parties are unable to locate a copy of the Warrant.  Promptly following the date hereof the Parties will, in good faith, attempt to locate the Warrant and, if found, deliver a copy thereof to the other Parties hereto.  Notwithstanding the failure to locate the Warrant, the Company agrees to promptly issue the Warrant Shares to Mitchell upon Mitchell’s payment of $13,000 aggregate exercise price to the Company (and Mitchell is required to make such payment within ninety (90) days of the date of this Separation Agreement, or otherwise that Warrant shall be void) and the Company will not take any action to delay or frustrate the issuance of such Warrant Shares to Mitchell after the exercise price is paid.

4.

Certain Compensation.  In consideration of Mitchell’s agreement to the terms of this Separation Agreement, Company will pay Mitchell any portion of Mitchell’s base salary that has accrued through the date of this Separation Agreement and that remains unpaid as of the date of this Separation Agreement (the “Accrued Salary”) and pay for unused vacation (“Vacation Pay”).  The Accrued Salary, which the parties agree is $9,326.92, shall be paid to Mitchell in accordance with Company’s general payroll schedule for employees, and the payment of Accrued Salary shall be subject to all applicable tax withholdings and other withholdings required by law.  The Vacation Pay, which the Parties agree is $0.00, shall be paid to Mitchell within five (5) business days of the date of this Separation Agreement and shall be subject to all applicable tax withholdings and other withholdings required by law.  Mitchell will also be entitled to reimbursement of expenses incurred in carrying out his duties and responsibilities under the Employment Agreement to the extent such reimbursement would have been required under the terms and conditions of Section 13 of the Employment Agreement (“Expense Reimbursement”).  Other than the Accrued Salary, Vacation Pay, and the Expense Reimbursement, Mitchell will not be entitled to any severance or separation pay, compensation, or reimbursement (including without limitation reimbursement of attorneys’ fees).

5.

Release of Claims.

(a)

General Release by Mitchell.  For and in consideration of the agreements set forth herein, Mitchell, on behalf of himself and his heirs, assigns, executors, administrators, personal representatives and anyone claiming by or through him, does herewith now and forever absolutely, unconditionally and irrevocably release, indemnify and discharge Company and its Affiliates, and each of the present and former directors, officers, employees, agents, attorneys and successors of the foregoing, including in their individual capacities (all of the foregoing being referred to as the “Company Released Parties”), from any and all claims, demands, rights, actions, suits, proceedings, liabilities, obligations and causes of action of any kind and nature whatsoever, fixed or contingent, known or unknown, liquidated or unliquidated, that Mitchell ever had, now has or hereafter may possibly have, directly or indirectly based upon or by reason of his employment with or being a director, officer or shareholder of the Company or its subsidiaries, or any other relationship between Mitchell and the Company or its subsidiaries, that occurred, in whole or in part, prior to or at the time this Separation Agreement was executed

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by Mitchell, including, without limitation, all matters related to Company’s obligations under any oral or written employment agreement of any nature and kind whatsoever (including the Employment Agreement) between Mitchell, on the one hand, and Company and its Affiliates, on the other hand (hereinafter collectively referred to as the “Company Released Claims”).  If Mitchell violates this Separation Agreement by instituting a lawsuit or other action against the Company Released Parties, Mitchell agrees that he will pay all costs and expenses of defending against the suit incurred by the Company Released Parties, including reasonable attorney’s fees.  Mitchell acknowledges, agrees, and understands that the Company Released Claims include, without limitation, any claim of employment discrimination, wrongful termination, retaliation, or other improper treatment on any basis arising under any federal, state, or local statute, law, ordinance, rule, or regulation.  Mitchell also understands and agrees that this Separation Agreement prohibits him from initiating a demand for arbitration or a lawsuit against Company for any claim released in this Separation Agreement and prohibits him from recovering any amounts or obtaining any remedy for himself for any claim released in this Separation Agreement through an action or proceeding brought by others.  Notwithstanding the foregoing, the Parties agree and acknowledge that the Company Released Claims do not include and Mitchell does not release any of the Company Released Parties from (i) any rights or claims of Mitchell under this Separation Agreement or the Consulting Agreement, (ii) any rights to vested benefits under the Company’s 401(k) plan, (iii) any rights under any law or any policy or plan currently maintained by the Company that provides health insurance continuation or conversion rights (provided that the Company will have no obligation to pay for any “COBRA” coverage if Mitchell makes an election to obtain such coverage), (iv) any rights to indemnification pursuant to the Nevada Revised Statutes, the Company’s Amended and Restated By-Laws, and the Company’s Articles of Incorporation, (v) any rights that Mitchell may have under any directors’ and officers’ insurance policy held by the Company or which provides insurance coverage to any current or former officer or director of the Company, and (vi) any rights or claims relating to the Mitchell Stock Sales (as defined below).

(b)

General Release by Company.  For and in consideration of the agreements set forth herein, Company, on behalf of itself and its Affiliates, does herewith now and forever absolutely, unconditionally and irrevocably release, indemnify and discharge Mitchell and his heirs, assigns, executors, administrators, and personal representatives (all of the foregoing being referred to as the “Mitchell Released Parties”), from any and all claims, demands, rights, actions, suits, proceedings, liabilities, obligations and causes of action of any kind and nature whatsoever, fixed or contingent, known or unknown, liquidated or unliquidated, that the Company or its subsidiaries ever had, now has or hereafter may possibly have, based upon or by reason of any matter, cause or thing resulting from, arising out of or incurred with respect to, or alleged to result from, arise out of or be incurred with respect to, acts or omissions to act of any nature and kind whatsoever by Mitchell that occurred, in whole or in part, prior to the date of this Separation Agreement (hereinafter collectively referred to as the “Mitchell Released Claims”).  If Company violates this Separation Agreement by instituting a lawsuit or other action against the Mitchell Released Parties with respect to a Mitchell Released Claim, Company agrees that it will pay all costs and expenses of defending against the suit incurred by the Mitchell Released Parties, including reasonable attorney’s fees.  Company also understands and agrees that this Separation Agreement prohibits Company from initiating a demand for arbitration or a lawsuit against Mitchell for any claim released in this Separation Agreement and prohibits Company from recovering any amounts or obtaining any remedy for itself for any claim released in this

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Separation Agreement through an action or proceeding brought by others.  Notwithstanding the foregoing, the Parties agree and acknowledge that the Mitchell Released Claims do not include (i) any rights or claims of Company under this Separation Agreement or the Consulting Agreement or (ii) any rights or claims of Company against Mitchell resulting from any third party claim against Company that is based on, or arises from, the sale by Mitchell of any shares of Company stock (the “Mitchell Stock Sales”).

(c)

Knowing and Voluntary Agreement.  The Parties each acknowledge that (i) they have carefully read this Separation Agreement; (ii) they fully understand this Separation Agreement; (iii) they have been advised to consult with counsel before executing this Separation Agreement and they have in fact consulted with counsel of their choosing and at their own respective expense; and (iv) they are entering into this Separation Agreement voluntarily and of their own free will, with full understanding of its significance, and intending to be bound by its terms.  The Parties further represent and acknowledge that no other promises or agreements of any kind have been made to or with them by any person or entity to cause them to sign this Separation Agreement.

6.

Continuing Obligations.  Notwithstanding the termination of the Employment Agreement pursuant to Section 2 above, Mitchell agrees that the obligations and restrictions of Mitchell set forth in Sections 18 and 19 of the Employment Agreement shall continue to remain in full force in effect after the date of this Separation Agreement in accordance with the terms and provisions of such sections, provided that the “Restricted Period” as defined therein will be extended through and including April 30, 2009, and Mitchell will continue to be bound by such sections to the same extent that he would be bound in the absence of the termination of the Employment Agreement (provided that he will be so bound through April 30, 2009).  Notwithstanding the foregoing, any dispute arising or relating to such obligations shall be resolved pursuant to the provisions of Section 11 of this Separation Agreement (and not pursuant to Section 20 of the Employment Agreement).

7.

Non-Disparagement Obligation of Mitchell.  Except as otherwise required by law or compelled by a court of competent jurisdiction, Mitchell will not, directly or indirectly, make any statements, engage in any conduct, or create, author, issue, publish or disseminate any communication (including, without limitation, to Company’s clients, prospective clients, employees, affiliates, network members, publishers, customers and vendors) that could be constructed by a reasonable person to be derogatory, disparaging, embarrassing, or negative as to Company, its subsidiaries, or any of their respective officers or directors or which to any extent damages or interferes with the business and affairs of Company, its subsidiaries, or any of their respective officers or directors, or impairs the good will, business reputation or good name of any of them.  This prohibition shall apply to all communication or conduct of any type, whether oral or written, without regard to the particular medium or media in which such communication or conduct occurs.  Mitchell acknowledges that he has no authority to speak for or act as a representative of Company or any of its Affiliates.

8.

Non-Disparagement Obligation of Company.  Except as otherwise required by law or compelled by a court of competent jurisdiction, Company will not, and will cause each of its directors and officers to not, directly or indirectly make any statements, engage in any conduct, or create, author, issue, publish or disseminate any communication that could be

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constructed by a reasonable person to be derogatory, disparaging, embarrassing, or negative as to Mitchell which impairs his business reputation or good name.  This prohibition shall apply to all communication or conduct of any type, whether oral or written, without regard to the particular medium or media in which such communication or conduct occurs.  Nothing in this paragraph shall be construed as precluding the disclosure by Company of any of the terms and provisions of this Separation Agreement and the Consulting Agreement.

9.

Return of Property.  a)  Promptly following the date of this Separation Agreement, Mitchell shall deliver to Company all Company property, however described, including but not limited to, the originals of notes, sketches, drawings, specifications, memoranda, correspondence, files, documents, records, inventions, notebooks, computers, telephonic or other electronic equipment, laptop docking stations, PDAs, routers, printers, facsimile machines, monitors, portable computer storage devices and mediakeys and all passwords or pass codes, however described and without limitation and without making or keeping any copies thereof then in Mitchell’s possession or under Mitchell’s control, whether prepared by Mitchell or by others, including but not limited to confidential information of the Company.  Notwithstanding the foregoing, Mitchell will be entitled to retain the cellular phone (but the Company need not continue telephone service) and laptop computer of the Company that he has been using as of the date of this Agreement, and he agrees that he will, within three (3) days of the date of this Agreement, delete from such cellular phone and laptop computer any and all information relating to the Company and its Affiliates and their respective businesses to the extent such information is subject to the confidentiality obligations set forth in Section 19 of the Employment Agreement.

(b)

Promptly following the date of this Separation Agreement, Company shall deliver or cause to be delivered to Mitchell all personal property of Mitchell then in the Company’s control or possession, including but not limited to, the originals of notes, memoranda, correspondence, files, documents, records, papers, and media (the “Mitchell Property”) without making or keeping any copies thereof.  The Company shall maintain and shall cause its officers and directors to maintain as confidential all personal information relating to the Mitchell Property.

10.

Insurance.  The Company will promptly deliver to Mitchell a true, correct and complete copy of each directors’ and officers’ related insurance policy which the Company holds or which provides insurance coverage for any of the directors or officers of the Company on or immediately preceding the date hereof.

11.

Choice of Law, Venue, Attorneys’ Fees.  This Separation Agreement shall be construed and interpreted according to the laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.  No change or modification of this Separation Agreement shall be valid unless the same be in writing and signed by the parties hereto.  The parties hereby agree that the exclusive venue of any action, proceeding, counterclaim, crossclaim or other litigation relating to, involving or resulting from this Separation Agreement shall be in the state or federal courts located in Pinellas or Hillsborough Counties, Florida, and each Party hereby consents to the jurisdiction of such courts for such purpose.  In the event that either party is required to engage the services of legal counsel to enforce the terms and conditions of this Separation Agreement against the other party,

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regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys’ fees and costs of legal assistants and costs from the other party, which shall include any fees or costs incurred at trial or in any appellate proceeding, and expenses and other costs, including any accounting expenses incurred.

12.

Severability.  If a court of competent jurisdiction determines that the provisions of this Separation Agreement are illegal, excessively broad or otherwise unenforceable, then this Separation Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such illegal, overbroad or unenforceable provisions shall be deemed, without further action by any person or entity, to be modified and/or limited to the extent necessary to render the same valid and enforceable.

13.

Counterparts; Delivery.  This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Separation Agreement may also be executed and delivered by facsimile signature and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.

Entire Agreement; Modification.  This Separation Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties to this Separation Agreement with respect to the subject matter hereof.  The language of this Separation Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any party.  This Separation Agreement may not be modified or otherwise amended except by a written instrument that expressly refers to this Separation Agreement and executed by the parties hereto.

15.

Binding Effect.  This Separation Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, personal representatives, successors and assigns.  Mitchell shall not have the right to assign his rights or obligations under this Separation Agreement without the prior written consent of Company, which consent may be withheld in Company’s sole and absolute discretion.

16.

Definition of “Affiliate”.  For purposes of this Separation Agreement, the term “Affiliate” means, as to any specified person or entity, any other person or entity that directly or indirectly controls, or is under common control with, or is controlled by, such specified person or entity and, if such other person is an individual, any member of the immediate family of such individual.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise) and “immediate family” shall mean any parent, child, grandchild, spouse, or sibling.

17.

Notices.  Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Separation Agreement shall be in writing and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile,

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on the date of transmission with receipt of a transmittal confirmation provided that a copy of such notice is also sent by first-class U.S. mail on the same day, or (c) if by overnight mail, on the second (2nd) business day following the date of deposit with such overnight mail service, or such earlier delivery date as may be confirmed in writing to the sender by such service.  All such notices, requests, demands and other communications shall be addressed to the Parties at the addresses below their signatures on the signature page to this Separation Agreement or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this paragraph.

[signatures follow]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Separation Agreement as of the date first set forth above.

COMPANY:

Think Partnership Inc., a Nevada corporation

By:
Name:
Title:

Address and Fax Number:

15550 Lightwave Drive, 3rd Floor
Clearwater, Florida 33760
Attention: General Counsel
Fax No. 727-324-0063

MITCHELL:

Scott P. Mitchell, individually

By:
Scott P. Mitchell, individually

Address and Fax Number:

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The undersigned persons and/or entities hereby execute this Separation Agreement as of the date first set forth above solely for purposes of evidencing their assent and agreement to the provisions of Section 3 of this Separation Agreement to the extent that the undersigned have any interest in the Terminated Options (as defined above).

KRISTI MITCHELL

By:
Kristi Mitchell, individually

SCOTT AND KRISTI MITCHELL
FAMILY LIMITED PARTNERSHIP

By:
Name:
Title:

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